PROMISSORY NOTE

$ ____________________

SANTA ANA, CALIFORNIA

Dated: __________________

Debtor: Landmark International, Inc.

Lender: William J. Kettle

1.	Note.  In consideration for a loan in the principal amount of
$____________ the Debtor promises to pay to the order of Lender, within 364 days here from, at the option of the Lender, either:

(a) the principal amount plus interest thereon at the rate of ten percent per annum; or

(b) common stock of Debtor in an amount calculated by dividing the bid price of the stock on the date the principal amount was loaned into two times the principal amount (without interest); or

(c) any combination of (a) and (b).

2.	Collection Costs.  Debtor agrees to pay the actual expenditures made in any attempt to collect the amount due pursuant to this Note.

3.	Attorney's Fees.  Debtor agrees that if any legal action is necessary to enforce or collect this Note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled. This provision shall be applicable to the entire Note.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date hereinabove.


DEBTOR: Landmark International, Inc.


By: ______________________________________